AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                            HARVEY ELECTRONICS, INC.

                         PURSUANT TO SECTION 805 OF THE
                            BUSINESS CORPORATION LAW

     The undersigned, Franklin C. Karp and Joseph J. Calabrese, being the President and Secretary, respectively, of Harvey Electronics, Inc., a corporation organized and existing under the laws of the State of New York, pursuant to Section 805 of the Business Corporation Law of New York, do hereby certify:

     1.  The  name  of  the  corporation  is  Harvey   Electronics,   Inc.  (the
"Corporation").

     2. The Certificate of Incorporation of Harvey Electronics, Inc. was filed by the Department of State on the 10th day of January, 1946, under the name of Harvey Radio Company, Inc. A restated Certificate of Incorporation was filed in the Department of State on December 8, 1967.

     3. The Corporation is authorized to issue 10,010,000 shares of stock consisting of 10,000 shares of eight and one-half (8.5%) percent of cumulative convertible preferred stock, of the par value of $1,000 per share ("8.5% Cumulative Convertible Preferred Stock") and 10,000,000 common shares of the par value of $.01 per share ("Common Stock").

     4. The Certificate of Incorporation is hereby amended to:

     (a) Increase the total authorized capital of the Corporation from 10,010,000 shares of stock consisting of 10,000 shares of 8.5% Cumulative Convertible Preferred Stock and 10,000,000 shares of Common Stock to an aggregate of 30,014,350 shares, par value $.01 per share, consisting of:

          (i)  30,000,000 shares of Common Stock

          (ii) 10,000 shares of 8.5% Cumulative Convertible Preferred Stock; and

          (iii) 4,350 shares of Series B 8% Convertible Preferred Stock.

     (b) Add a provision stating the number, designation, relative rights, preferences and limitations of preferred shares Series B 8% Convertible Preferred Stock;

     (c) Modify the purpose for which the Corporation was formed to state that the Corporation may engage in any lawful activity for which corporations may be organized under the BCL and that it is not formed to engage in any act or activity requiring consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     (d) Modify the location of the office of the Corporation;

     (e) Add a provision stating that the Company's Board of Directors is authorized to adopt and implement such anti-takeover provisions as the Board of Directors deems in the exercise of its fiduciary duties, under the circumstances existing at the time, in the best interests of Company's shareholders, which provision shall not be amended by the shareholders absent the vote of the holders of at least sixty-six and two-thirds (66 2/3%) percent of the issued and outstanding common stock. If an anti-takeover provision is adopted by the Board of Directors without prior shareholder approval, such provision shall provide that it will expire unless ratified by the shareholders within one year of adoption.

     5. The amendments to the Certificate of Incorporation of the Corporation set forth in Section 4 above were authorized in accordance with Section 803(a) of the BCL, by unanimous written consent of the Board of Directors pursuant to
Section 708(b) of the BCL, and by the vote of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders duly called.

     6. The text of the Certificate of Incorporation as amended heretofore, is hereby restated as further amended to read as herein set forth in full:

     FIRST: The name of the Corporation shall be Harvey Electronics, Inc.

     SECOND: The Corporation is formed to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body, without such consent first being obtained.

     THIRD:

     (a) The total number of shares which the Corporation is authorized to issue is 30,014,350, consisting of 10,000 shares of eight and one-half (8.5%) percent cumulative convertible preferred stock, of the par value of $1,000 per share ("8.5% Cumulative Convertible Preferred Stock"), 4,350 shares of Series B Eight (8%) percent convertible preferred stock, of the par value of $.01 per share and a stated value of $1,000 per share ("Series B 8% Convertible Preferred Stock") and 10,000,000 common shares of the par value of $.01 per share ("Common Stock").

     (b) The designation, relative rights, preferences and limitations of shares of each class shall be as follows:

                   I. SERIES B 8% CONVERTIBLE PREFERRED STOCK

     Section 1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

     "Alternate Consideration" shall have the meaning set forth in Section 7(e).

     "Bankruptcy Event" means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

     "Base Conversion Price" shall have the meaning set forth in Section 7(b).

     "Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

     "Buy-In" shall have the meaning set forth in Section 6(e)(iii).

     "Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual, legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the shareholders of the Corporation immediately prior to such transaction own less than 68% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers all or substantially all of its assets to another Person and the shareholders of the Corporation immediately prior to such transaction own less than 68% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

     "Closing Date" means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) the Holders' obligations to pay the Subscription Amount and (ii) the Corporation's obligations to deliver the Securities have been satisfied or waived.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Corporation's common stock, par value $.01 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

     "Common Stock Equivalents" means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

     "Conversion Amount" means the sum of the Stated Value at issue.

     "Conversion Date" shall have the meaning set forth in Section 6(a).

     "Conversion Price" shall have the meaning set forth in Section 6(b).

     "Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

     "Conversion Shares Registration Statement" means a registration statement that registers the resale of all Conversion Shares of the Holder, who shall be named as a "selling shareholder" therein and meets the requirements of the Registration Rights Agreement.

     "Dilutive Issuance" shall have the meaning set forth in Section 7(b).

     "Dilutive  Issuance  Notice"  shall have the  meaning  set forth in Section
7(b).

     "Dividend Payment Date" shall have the meaning set forth in Section 3(a).

     "Dividend Share Amount" shall have the meaning set forth in Section 3(a).

     "Effective Date" means the date that the Conversion Shares Registration Statement is declared effective by the Commission.

     "Equity Conditions" means, during the period in question, (i) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder on or prior to the dates so requested or required, if any, (ii) the Corporation shall have paid all liquidated damages and other amounts owing to the Holder in respect of the Preferred Stock, (iii) there is an effective Conversion Shares Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares of Common Stock issuable pursuant to the Transaction Documents, (vi) RESERVED, (vii) the issuance of the shares in question (or, in the case of a redemption, the shares issuable upon conversion in full of the redemption amount) to the Holder would not violate the limitations set forth in
Section 6(c) herein, (viii) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated and (ix) no Holder is in possession of any information furnished by the Corporation that constitutes, or may constitute, material non-public information.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, (c) shares of Common Stock or securities issued upon exercise of warrants or options issued pursuant to the Consulting Agreement and the Employment Agreement and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

     "Fundamental Transaction" shall have the meaning set forth in Section 7(e).

     "Holder" shall have the meaning given such term in Section 2.

     "Junior Securities" means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.

     "Liquidation" shall have the meaning set forth in Section 5.

     "New York Courts" shall have the meaning set forth in Section 11(d).

     "Notice of Conversion" shall have the meaning set forth in Section 6(a).

     "Original Issue Date" means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

     "Permitted Indebtedness" means (a) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(aa) attached to the Purchase Agreement and (b) bank lines of credit, lease obligations and purchase money indebtedness of up to $20,000,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets.

     "Permitted Lien" means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Corporation) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Corporation's business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, and other similar Liens arising in the ordinary course of the Corporation's business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Corporation and its consolidated Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien and (c) Liens incurred in connection with Permitted Indebtedness under clause (b) thereunder, provided that such Liens are not secured by assets of the Corporation or its Subsidiaries other than the assets so acquired or leased.

     "Preferred Stock" shall have the meaning set forth in Section 2.

     "Purchase Agreement" means the Securities Purchase Agreement, dated as of the Original Issue Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, to which the Corporation and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Share Delivery Date" shall have the meaning set forth in Section 6(e).

     "Stated Value" shall have the meaning set forth in Section 2.

     "Subscription Amount" means, as to each Purchaser, the amount in United States Dollars and in immediately available funds to be paid for the Preferred Stock purchased pursuant to the Purchase Agreement as specified below such Purchaser's name on the signature page of the Purchase Agreement and next to the heading "Subscription Amount."

     "Subsidiary" shall have the meaning set forth in the Purchase Agreement.

     "Trading Day" means a day on which the principal Trading Market is open for business.

     "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq National Market or the New York Stock Exchange.

     "Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

     "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.


     Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series B 8% Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be up to 4,350 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders")). Each share of Preferred Stock shall have a par value of $.01 per share and a stated value equal to $1,000, subject to increase set forth in
Section 3(a) below (the "Stated Value").

     Section 3. Dividends.

     a) Dividends in Cash or in Kind. Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 8% per annum (subject to increase pursuant to Section 9(b)), payable annually on March 1 of each year, beginning on March 1, 2007 and on each Conversion Date (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (each such date, a "Dividend Payment Date") in cash or duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as set forth in this Section 3(a), or a combination thereof (the amount to be paid in shares of Common Stock, the "Dividend Share Amount"). The Common Stock shall be valued solely for such purpose at 90% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date. The form of dividend payments shall be at the discretion of the Corporation, provided that the Corporation may elect to provide such dividend in Common Stock only if the Equity Conditions are met. The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 6. On the Closing Date the Corporation shall have notified the Holders whether or not it may legally pay cash dividends as of the Closing Date. The Corporation shall promptly notify the Holders at any time the Corporation shall become able or unable, as the case may be, to legally pay cash dividends. If at any time the Corporation has the right to pay dividends in cash or Common Stock, the Corporation must provide the Holder with at least 20 Trading Days' notice of its election to pay a regularly scheduled dividend in Common Stock (the Corporation may indicate in such notice that the election contained in such notice shall continue for later periods until revised by a subsequent notice). Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder on such Dividend Payment Date. Any dividends, whether paid in cash or shares of Common Stock, that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the Dividend Payment Date through and including the date of payment). If at any time the Corporation delivers a notice to the Holders of its election to pay the dividends in shares of Common Stock, the Corporation shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election.

     b) So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities except as expressly permitted by Section 9(a)(viii). So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 6 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

     Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Restated Certificate, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise pari passu with the Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

     Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and shall thereafter receive any distributions together with the Common Stock on an as-converted basis. A Fundamental Transaction or Change of Control Transaction shall not be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

     Section 6. Conversion.

     a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible at the option of the Holder, at any time and from time to time from and after the Original Issue Date into that number of shares of Common Stock (subject to the limitations set forth in Section 6(c)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers by facsimile such Notice of Conversion to the Corporation (the "Conversion Date"). If no
Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions, as the case may be, of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

     b) Conversion Price. The conversion price for the Preferred Stock shall equal $.70, subject to adjustment herein (the "Conversion Price").

     c) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including the Warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this
Section 6(c) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Preferred Stock are convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with
Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation's most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the Holder. The Beneficial Ownership Limitation provisions of this
Section 6(c) may be waived by such Holder, at the election of such Holder, upon not less than 61 days' prior notice to the Corporation, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Preferred Stock held by the Holder and the provisions of this Section 6(c) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

     d) [RESERVED].

     e) Mechanics of Conversion

          i. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the "Share Delivery Date"), the Corporation shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates which, on or after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). On or after the Effective Date, the Corporation shall, upon request of the Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice by written notice to the Corporation, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return any Common Stock certificates representing the shares of Preferred Stock tendered for conversion to the Corporation.

          ii. Obligation Absolute; Partial Liquidated Damages. The Corporation's obligation to issue and deliver the Conversion Shares upon conversion of
     Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the
     Corporation to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against the Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of the Holder shall have been sought and obtained. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(e)(i) on the second Trading Day after the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The Exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

          iii. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 6(e)(i), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Corporation shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(e)(i). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

          iv. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Conversion Shares Registration Statement.

          v. Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Corporation elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          vi. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     Section 7. Certain Adjustments.

     a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

     b) Subsequent Equity Sales. If the Corporation or any Subsidiary thereof, at any time while this Preferred Stock is outstanding, sells or grants any option to purchase or sells or grants any right to reprice its securities, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the "Base Conversion Price" and such issuances collectively, a "Dilutive Issuance") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. The Corporation shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

     c) Subsequent Rights Offerings. If the Corporation, at any time while this Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

     d) Pro Rata Distributions. If the Corporation, at any time while this Preferred Stock is outstanding, distributes to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than Common Stock, which shall be subject to Section 7(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets, evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Corporation in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

     e) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Restated Certificate with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder's right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and insuring that this Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

     f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

     g) Notice to the Holders.

          i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Corporation issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement).

          ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to the Holder at its last address as it shall appear upon the stock books of the Corporation, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating
     (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

     Section 8. Reserved.

     Section 9. Reserved.

     Section 10. Negative Covenants. So long as 10% of the shares of Preferred Stock are outstanding, without the consent of the Holders of a majority of the Preferred Stock then outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

     a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

     b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

     c) amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of any Holder;

     d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock, Common Stock Equivalents or Junior Securities, except for the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents;

     e) enter into any agreement or understanding with respect to any of the foregoing; or

     f) pay cash dividends or distributions on Junior Securities of the Corporation.

     Section 11. Miscellaneous.

     a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the following address; 205 Chubb Avenue, Lyndhurst, NJ 07071, facsimile 201-842-0660, Attn: Joseph Calabrese or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 11 prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 11 between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

     c) Transfer Limitation. The Preferred Stock shall not be transferred, without the approval of the Corporation, to any Person who would own, after giving effect to the conversion of the Preferred Stock, more than 15% of the Underlying Shares.

     d) Lost or Mutilated Preferred Stock Certificate. If a Holder's Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

     e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the State of New York, County of New York (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Restated Certificate and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Restated Certificate or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Restated Certificate, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

     f) Waiver. Any waiver by the Corporation or the Holder of a breach of any provision of this Restated Certificate shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Restated Certificate. The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Restated Certificate on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Restated Certificate. Any waiver by the Corporation or the Holder must be in writing.

     g) Severability. If any provision of this Restated Certificate is invalid, illegal or unenforceable, the balance of this Restated Certificate shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

     h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

     i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Restated Certificate and shall not be deemed to limit or affect any of the provisions hereof.

     j) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B 8% Convertible Preferred Stock.

                II. 8.5% CUMULATIVE CONVERTIBLE PREFERRED STOCK.

     Section 1. DIVIDEND RIGHTS. The holders of the 8.5% Cumulative Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors in its discretion, but only out of funds lawfully available for dividends under the laws of the State of New York, semiannual dividends at the rate (the "Preference Rate") of Eighty-Five and 00/100 ($85.00) Dollars per share, and no more, payable in cash on the last business day of June and December in each year, commencing on the last business day in June 1997. The dividends on the 8.5% Cumulative Convertible Preferred Stock shall be cumulative from and after the date of original issue of the 8.5% Cumulative Convertible Preferred Stock, whether or not earned or declared. If the Corporation elects to accrue dividends otherwise payable with respect to the 8.5% Cumulative Convertible Preferred Stock during the period (the "First Year") commencing the date of issuance and ending on the last business day in December 1997, the Preference Rate for the First Year shall be increased to One Hundred Five and 00/100 ($105.00) Dollars per share and shall be payable, out of funds lawfully available for dividends under the laws of the State of New York, in three (3) equal installments, with interest at the rate of eight and one-half percent (8.5%) per annum commencing January 1, 1998, on the last business day of December 1998, December 1999 and December 2000. No dividend shall at any time be paid or declared or set apart for payment upon, and no other distribution shall at any time be declared or made in respect of, any shares of Common Stock, other than a dividend payable solely in, or a distribution of, Common Stock, unless full cumulative dividends on the 8.5% Cumulative Convertible Preferred Stock for all past dividend periods and for the then current dividend period have been paid or have been declared and a sum sufficient for the payment thereof has been set apart.

     Section 2. VOTING RIGHTS. The holders of the 8.5% Cumulative Convertible Preferred Stock shall not be entitled to vote except as required by law.

     Section 3. REDEMPTION OF 8.5% CUMULATIVE CONVERTIBLE PREFERRED STOCK.

     (a) Redemption Price. The 8.5% Cumulative Convertible Preferred Stock shall be redeemable in whole, or in part, as hereinafter set forth, upon payment in cash of the Redemption Price in respect of the shares so redeemed. The "Redemption Price" per share shall be equal to the sum of (i) One Thousand and 00/100 ($1,000.00) Dollars and (ii) all dividends accrued on such share to the date of redemption and theretofore unpaid. Not less than ten (10) days prior written notice shall be given to the holder or holders of record of the 8.5% Cumulative Convertible Preferred Stock to be redeemed, at the address as shown in the records of the Corporation. Said notice shall specify the redemption price and the place at which, and the date, which date shall not be a legal holiday, on which the shares called for redemption will be redeemed. Subject to the provisions hereof, the Board of Directors shall have authority from time to time to prescribe the manner in which the 8.5% Cumulative Convertible Preferred Stock shall be redeemed. If notice of redemption is given as provided above, and if on the redemption date the Corporation has set apart, in trust for the purpose, sufficient funds for such redemption, then from and after the redemption date, notwithstanding that any certificate for such shares has not been surrendered for cancellation, the 8.5% Cumulative Convertible Preferred Stock called for redemption shall be deemed to be no longer outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the redemption price therefor (without interest) upon surrender of certificates for the shares called for redemption.

     (b) Voluntary Redemption of 8.5% Cumulative Convertible Preferred Stock. To the extent permitted by law, the Corporation may at its option by resolution of its Board of Directors redeem the 8.5% Cumulative Convertible Preferred Stock in whole, or in part, at the Redemption Price. If less than all of the outstanding 8.5% Cumulative Convertible Preferred Stock is to be redeemed, the redemption shall be in such amount and by such method (which need not be by lot or pro rata), and subject to such other provisions, as may from time to time be determined by the Board of Directors.

     Section 4. RIGHTS ON LIQUIDATION. In the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, resulting in any distribution of its assets to its shareholders, the holders of the 8.5% Cumulative Convertible Preferred Stock outstanding shall be entitled to receive in respect of each such share an amount which shall be equal to the Redemption Price, and no more, before any payment or distribution of the assets of the Corporation is made to or set apart for the holders of Common Stock. After payment in full of the preferential amounts required to be paid to the holders of the 8.5% Cumulative Convertible Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of the 8.5% Cumulative Convertible Preferred Stock, to share in all remaining assets of the Corporation in accordance with their respective interests. For the purpose of this Paragraph IV, a consolidation or merger of the Corporation with any other corporation or corporations, whether or not the Corporation continues in existence following such consolidation or merger, shall not be deemed a liquidation, dissolution or winding-up of the Corporation.

     Section 5. CONVERSION OF 8.5% CUMULATIVE CONVERTIBLE PREFERRED STOCK. The holders of 8.5% Cumulative Convertible Preferred Stock shall have conversion rights as follows:

     (a) Right to Convert. The 8.5% Cumulative Convertible Preferred Stock shall be convertible, at the option of the registered holders thereof, in whole or in part. In the event of a conversion, each share of the 8.5% Cumulative Convertible Preferred Stock shall be converted into the number of fully paid and non-assessable shares of Common Stock of the Corporation, which is determined by dividing $1,000 by a conversion price (the "Conversion Price")as set forth herein. Before January 1, 2001, 50% of the shares of the 8.5% Cumulative Convertible Preferred Stock held by each registered holder shall be convertible at the Conversion Price of $6.00 per share and 50% of such shares held by each registered holder shall be convertible at the Conversion Price of $7.50 per share. Commencing January 1, 2001, each share of the 8.5% Cumulative Convertible Preferred Stock shall be convertible into shares of Common Stock of the Corporation at the Conversion Price equal to the average of the closing bid price of one share of Common Stock over the 45 trading days preceding January 1, 2001, if traded on the NASDAQ Capital Market or the OTC Electronic Bulletin Board, or the average of the last sales price of the Common Stock over the 45 trading days preceding January 1, 2001, if traded on the NASDAQ National Market System or a national stock exchange.

     (b) Mechanics of Conversion. Before any holder of 8.5% Cumulative Convertible Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at such office as is hereinabove provided, and shall give written notice to the Corporation at said office that he elects to convert the same and shall state the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of 8.5% Cumulative Convertible Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. 8.5% Cumulative Convertible Preferred Stock shall be deemed to have been converted as of the date on which such shares shall have been surrendered to and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record for all purposes of the shares represented thereby.

     (c) Redemption by the Corporation Prior to Conversion. If at any time prior to the exercise of the conversion rights afforded the holder of the 8.5%
Cumulative Convertible Preferred Stock, the 8.5% Cumulative Convertible Preferred Stock are redeemed by the Corporation, in whole or in part, then the conversion right as provided herein, shall be deemed canceled with respect to such redeemed stock, as of the date of such redemption.

     (d) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available, free from redemption rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the 8.5% Cumulative Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of the 8.5% Cumulative Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of New York, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the 8.5% Cumulative Convertible Preferred Stock at the time outstanding.

     (e) Issue Taxes. The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the 8.5% Cumulative Convertible Preferred Stock pursuant hereto, other than those on or measured by income. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the 8.5% Cumulative Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (f) Adjustments for Reclassification and Reorganization. In case of any capital reorganization or any reclassification of the Common Stock, or in case of the consolidation or merger of the Corporation with or into another corporation, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each Preferred Share shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such 8.5% Cumulative Convertible Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance, and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the 8.5% Cumulative Convertible Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the conversion price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the 8.5% Cumulative Convertible Preferred Stock.

     (g) Fractional Shares. No cash will be paid nor distributions of any kind made in lieu of the conversion right. On any exercise of a conversion right, no fractional shares of the Corporation's Common Stock will be issued, and no cash will be paid nor distributions of any kind made in lieu of whole or fractional shares not issued pursuant to the terms and conditions hereof.

                               III. COMMON STOCK.

     Section 1. Dividend Rights. Subject to the foregoing provisions with respect to the 8.5% Cumulative Convertible Preferred Stock and with respect to the Series B 8% Convertible Preferred Stock and not otherwise, such dividends, payable in cash, stock or otherwise, as may be determined by the Board of Directors, may be declared and paid on the Common Stock from time to time out of any funds lawfully available therefor, and the 8.5% Cumulative Convertible Preferred Stock shall not be entitled to participate in such dividend.

     Section 2. Voting Rights The holders of the Common Stock shall be entitled to one vote per share.

     Section 3. Rights on Liquidation. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary and after payment in full of the amount payable in respect of the 8.5%
Cumulative Convertible Preferred Stock, as provided above, the holders of the shares of Series B 8% Convertible Preferred Stock and the Common Stock shall be entitled, to the exclusion of the holders of the 8.5% Cumulative Convertible Preferred Stock, to share in all the remaining assets of the Corporation. For the purpose of this Paragraph III, a consolidation or merger of the Corporation with any corporation or corporations, whether or not the Corporation continues in existence following such consolidation or merger, shall not be deemed a liquidation, dissolution or winding-up of the Corporation.

     FOURTH: The office of the Corporation shall be located in the County of New York, New York or such other location as the Board of Directors may determine. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation shall be c/o Ruskin Moscou Faltischek, P.C., 1425 Reckson Plaza, East Tower, 15th Floor, Uniondale, New York, Attention: Jeffrey A. Wurst, Esq.

     FIFTH: The duration of the Corporation shall be perpetual.

     SIXTH: That the directors and officers of this Corporation need not be Shareholders.

     SEVENTH: The Secretary of State is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served.

     EIGHTH: Unless otherwise determined by the Board of Directors, no holder of stock of the Corporation of any class shall, as such holder, have any right to purchase, or subscribe for: (a) any stock of any class now or hereafter authorized, or any warrants, options or other instruments that shall confer upon the holders thereof the right to subscribe for or purchase or receive from the Corporation any stock of any class which the Corporation may issue or sell, whether or not the same shall be exchangeable for any stock of the Corporation of any class; or (b) any obligation which the Corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the Corporation of any class or to which shall be attached or appurtenant any obligations, warrants, options or other instruments the right to subscribe for or purchase or received for the Corporation any share of its capital stock of any call or classes now or hereafter authorized.

     NINTH: The following provisions are inserted for the regulation and conduct of the affairs of the Corporation; and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute.

     a. Meetings of the shareholders and directors of the Corporation for all purposes may be held at its office or elsewhere in the State of New York, and meetings of the directors may be held outside of the State of New York at such place or places as may from time to time be designate in the by-laws or by resolution of the Board of Directors.

     b. All corporate powers except those which by law expressly require the consent of the shareholders shall be exercised by the Board of Directors.

     c. The Board of Directors shall have power from time to time to fix and determine and vary the amount of the working capital of the Corporation and to direct and determine the use and disposition of any surplus or net profits over and above its capital, and in its discretion, the Board of Directors may use and apply any such surplus or accumulated profits in purchasing or acquiring bonds or other obligations of the Corporation or, subject to the rights of the Series B 8% Convertible Preferred Stock, shares of its own capital stock, to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient, but any shares of such capital stock so purchased or acquired may be resold unless such shares shall have been retired in the manner provided by law for the purpose of decreasing the Corporation's capital.

     d. No contract or other transaction between this Corporation and any other corporation shall be affected or invalidated by the fact that any director of this Corporation is interested in or is an officer or director, of such other corporation and any director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this Corporation, or in which this Corporation is interested, and no contract or other transaction of this Corporation with any person, firm or corporation shall be affected or invalidated by the fact that any director of this Corporation is a party to, or is interested in such contract, or transaction or in any way connected with such person, firm or corporation, and every person who may become a director of this Corporation is hereby relieved of any liability that may otherwise exist from contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested.

     e. Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation or of any Corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled apart from this provision.

     f. The Board of Directors is authorized and empowered to eliminate shares of Common Stock which have been reacquired by the Corporation from the authorized capital stock or number of shares of the Corporation or to restore such shares to the status of authorized but unissued shares which may be reissued and to cause to be executed and filed with the Secretary of State of New York, a certificate pursuant to Section 20 of the Stock Corporation Law.

     g. The Board of Directors is authorized to adopt and implement such anti-takeover provisions as the Board of Directors deems in the exercise of its fiduciary duties, under the circumstances existing at the time, in the best interests of Company's shareholders, which provision shall not be amended by the shareholders absent the vote of the holders of at least sixty-six and two-thirds (66 2/3%) percent of the issued and outstanding common stock. If an anti-takeover provision is adopted by the Board of Directors without prior shareholder approval, such provision shall provide that it will expire unless ratified by the shareholders within one year of adoption.

     h. The amendments of the Certificate of Incorporation and the restatement thereof were authorized and approved by the Board of Directors of the Corporation.

     TENTH. No director shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of duty as a director, except for liability if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his action violated Section 719 of the New York Business Corporation Law. Any repeal or modification of this Article TENTH by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     Subscribed and affirmed by me as true under the penalties of perjury on this ___ day of _____________, 2006.


                                      ------------------------------
                                      Franklin C. Karp, President



                                      ------------------------------
                                      Joseph J. Calabrese, Secretary

                                     ANNEX A

                              NOTICE OF CONVERSION

      (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES
                              OF PREFERRED STOCK)


The undersigned hereby elects to convert the number of shares of Series B 8% Convertible Preferred Stock indicated below into shares of common stock, par value $.01 per share (the "Common Stock"), of Harvey Electronics, Inc., a New York corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holder for any conversion, except for any such transfer taxes.

Conversion calculations:

       Date to Effect Conversion:---------------------------------------------

       Number of shares of Preferred Stock owned prior to Conversion: --------

       Number of shares of Preferred Stock to be Converted: ------------------

       Stated Value of shares of Preferred Stock to be Converted:-------------

       Number of shares of Common Stock to be Issued:-------------------------

       Applicable Conversion Price:-------------------------------------------

       Number of shares of Preferred Stock subsequent to Conversion: ---------


                                    [HOLDER]


                                    By:-------------------------------------
                                       Name:
                                       Title: